Exhibit 1.1

[7,800,000] Class A Ordinary Shares

RYB Education, Inc.

CLASS A ORDINARY SHARES, PAR VALUE US$0.001 PER SHARE

in the Form of American Depositary Shares

UNDERWRITING AGREEMENT

[•], 2017

CREDIT SUISSE SECURITIES (USA) LLC

MORGAN STANLEY & CO. INTERNATIONAL PLC

As Representatives of the Several Underwriters

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010

c/o Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Dear Sirs:

1.  Introductory. RYB Education, Inc., a company incorporated in the Cayman Islands (“Company”) agrees with the several Underwriters named in Schedule B hereto (“Underwriters”) to issue and sell to the several Underwriters an aggregate of [5,500,000] American Depositary Shares (“American Depositary Shares” or “ADSs”), each representing one Class A ordinary share of the Company, par value US$0.001 per share (“Ordinary Shares”) and the shareholders listed in Schedule A hereto (“Selling Shareholders”) agree severally with the Underwriters to sell to the several Underwriters an aggregate of [2,300,000] Ordinary Shares in the form of [2,300,000] ADSs. The aggregate of [7,800,000] ADSs to be sold by the Company and the Selling Shareholders is hereinafter referred to as the “Firm Shares”. The Selling Shareholders also agree to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [1,170,000] ADSs (“Optional Shares”), as set forth below. The Firm Shares and the Optional Shares are herein collectively called the “Offered Shares”.

As part of the offering contemplated by this Agreement, Morgan Stanley & Co. International plc (the “Designated Underwriter”) has agreed to reserve out of the Firm Shares purchased by it under this Agreement, up to [390,000] ADSs, for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Shares to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Final Prospectus.

The ADSs are to be issued pursuant to a Deposit Agreement dated as of [•], 2017 (the “Deposit Agreement”) among the Company, Citibank, N.A., as Depositary (the “Depositary”), and the owners and holders from time to time of the ADSs issued under the Deposit Agreement. Each ADS will initially represent the right to receive one Ordinary Share deposited pursuant to the Deposit Agreement.

2.  Representations and Warranties of the Company and the Selling Shareholders.  (a) The Company, Joy Year Limited and Noble Hero Holdings Limited, severally and jointly, represent and warrant to, and agree with, the several Underwriters that:

(i)  Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form F-1 (No. 333-220259) covering the registration of the Offered Shares under the Act, including a related preliminary prospectus or prospectuses.  At any particular time, this initial registration statement, in the form then on file with the Commission, including all material then incorporated by reference therein, all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”.  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Shares.  At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”. A registration statement on Form F-6 (No. 333-220440) relating to the ADSs has been filed with the Commission and has become effective; no stop order suspending the effectiveness of the ADS Registration Statement (as defined below) is in effect, and no proceedings for such purpose are pending before or threatened by the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”). The Company has filed, in accordance with Section 12 of the Exchange Act, a registration statement as amended (the “Exchange Act Registration Statement”), on Form 8-A (File No. 001-38203) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended, and the Exchange Act Registration Statement has become effective, as provided in Section 12 of the Exchange Act.  Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended; no stop order suspending the effectiveness of a Registration Statement (as defined below) is in effect, and no proceedings for such purpose are pending before or threatened by the Commission The Offered Shares all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [•]:00 [a/p]m (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Shares and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”.  A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the New York Stock Exchange (the “NYSE”) (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)  Compliance with Requirements of the Act.  (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the ADS Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act [, and] (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading [, and (iii) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program].  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the

Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iii)  Ineligible Issuer Status.  (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Shares, all as described in Rule 405.

(iv)  General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time, the preliminary prospectus, dated September 13, 2017 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(v)  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) EGC Status and Testing-the-Waters Communication. (A) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. (B) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act, and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. (C) The Company has not distributed any Written Testing-the-Waters

Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(vii) Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The amended and restated memorandum and articles of association of the Company adopted on August 30, 2017, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands laws and, immediately following closing on the Closing Date of the American Depositary Shares offered and sold hereunder, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; except as set forth in the exhibits to the Registration Statement, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(viii) Controlled Entities.  The subsidiaries and consolidated variable interest entities listed on Exhibit 21.1 of the Registration Statement shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” Each Controlled Entity has been duly incorporated and is validly existing as a corporation or a school with limited liability, as the case may be, and in good standing under the laws of the jurisdiction of its incorporation (to the extent such concept exists in such jurisdiction), with full corporate or other power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and, to the extent applicable, each Controlled Entity is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; the constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect. All of the equity interest or investment interest in each Controlled Entity has been duly authorized and validly issued and is fully paid and nonassessable in accordance with the applicable laws and its respective articles of association and the equity interest or investment interest in each Controlled Entity is legally owned, directly or indirectly, by the Company, except as disclosed in the General Disclosure Package and the Final Prospectus, is owned free from liens, encumbrances and defects.

(ix) VIE Agreements and Corporate Structure.

(i) The description of the corporate structure of the Company and each of the agreements among the subsidiaries, the shareholders, the sponsors of the Controlled Entities that are variable interest entities (“VIEs”) and the VIEs, as the case may be (each a “VIE Agreement” and collectively, the “VIE Agreements”) as set forth in the General Disclosure Package and the Final Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 10.5, 10.6, 10.7, 10.8 and 10.9 to the Registration Statement is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its subsidiaries and VIEs taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the General Disclosure Package and the Final Prospectus.

(ii) Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto except that the transfer of equity interest contemplated by the Exclusive Option Agreements will require registration of the transfer with the competent governmental authorities; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as disclosed in the General Disclosure Package, the corporate structure of the Company comply with all applicable laws and regulations of the PRC, and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the subsidiaries and VIEs or shareholders or sponsors of the VIEs in any jurisdiction challenging the validity of any of the VIE Agreements, and, to the best knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(iii) The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the subsidiaries and VIEs pursuant to (A) the constitutive or organizational documents of the Company or any of the subsidiaries and VIEs, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the subsidiaries and VIEs or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the subsidiaries and VIEs is a party or by which the Company or any of the subsidiaries and VIEs is bound or to which any of the properties of the Company or any of the subsidiaries and VIEs is subject. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto.

(iv) The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs, through its rights to authorize the shareholders or sponsors, as the case may be, of the VIEs to exercise their voting rights.

(x) Offered Shares. The Offered Shares and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus and, upon (A) the automatic conversion of all of the Company’s outstanding Class A ordinary shares and Class B ordinary shares and the redemption by the Company of the golden share, each as described in the General Disclosure Package and the Final Prospectus and (B) the issuance and sale of the Firm Shares, the Company shall have an authorized and outstanding capital as set forth under the columns of the Capitalization table labeled “Pro forma” and “Pro forma as adjusted”. All outstanding shares of capital stock of the Company are, and, when the Offered Shares and the underlying Ordinary Shares have been delivered and paid for in accordance with this Agreement and the Deposit Agreement, as the case may be, on each Closing Date, such Offered Shares will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and the Final Prospectus to the description of such Offered Shares contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Offered Shares; none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; the Offered Shares and the underlying Ordinary Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement at each Closing Date, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Offered Shares, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company as then in effect; except as disclosed in the General Disclosure Package and the Final Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Ordinary Shares represented by the Offered Shares or the Ordinary Shares under the laws of the Cayman Islands or the United States, as the case may be; the Ordinary Shares represented by the Offered Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of the Offered Shares as contemplated by the Deposit Agreement.

(xi) No Finder’s Fee.  There are no contracts, agreements or understandings between the Company or the Controlled Entities and any person that would give rise to a valid claim against the Company or the Controlled Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and the Controlled Entities or any of their respective officers, directors, shareholders, sponsors, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(xii) Registration Rights.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act. (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section [5(xii)] hereof. Each officer, director and shareholder and option holder of the Company has furnished to the Representatives on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Letter”).

(xiii) Listing.  The Offered Shares have been approved for listing on the the NYSE, subject to notice of issuance.

(xiv) Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Shares, except such as have been obtained, or made on or prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect, including (i) under applicable blue sky laws in any jurisdiction in which the Offered Shares are offered and sold and (ii) under the rules and regulations of the FINRA. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Directed Shares under the laws and regulations of such jurisdiction except such as have been obtained or made.

(xv) Title to Property.  Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities have good and marketable title (valid land use rights and building ownership certificates in the case of real property located in the PRC) to all real properties and all other properties and assets owned by them, in each case free from liens, charge, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities hold any material leased real property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them; and any real property and buildings held under lease by the Company and the Controlled Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and to be made thereof by them.

(xvi) Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, the Deposit Agreement and the issuance and sale of the Offered Shares will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Controlled Entities pursuant to, the charter or by-laws of the Company or any of the Controlled Entities, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Controlled Entities or any of their properties, or any agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties of the Company or any of the Controlled Entities is subject, (ii) result in any violation of the provisions of the articles of association, charter or by-laws or similar organizational documents of the Company or any of the Controlled Entities or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Controlled Entities.

(xvii) Absence of Existing Defaults and Conflicts.  Neither the Company nor any of the Controlled Entities is (i) in violation of its respective articles of association, charter or by-laws or similar organizational documents, (ii) in violation of or in default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the property or assets of the Company or any of the Controlled Entities is subject or (iii) in breach or violation of any provision of applicable law or statute (including any applicable law concerning private education, intellectual property rights and foreign investment in the education sector in China) or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Controlled Entities or any of their properties and assets, except such defaults or violations that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities taken as a whole (“Material Adverse Effect”).

(xviii) Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xix) Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The descriptions of this Agreement and the Deposit Agreement contained in the Registration Statement, General Disclosure Package and the Final Prospectus is true and accurate in all material respects.

(xx) Authorization of Registration Statements. The Registration Statement, the General Disclosure Package, the Final Prospectus, and the ADS Registration Statement, and the filing of the Registration Statement, the General Disclosure Package and the Final Prospectus as of the Applicable Time (to the extent such filing is required under Rule 433 of the Act), the Final Prospectus and the ADS Registration Statement with the Commission, have each been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(xxi) Possession of Licenses and Permits.  Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities possess, and are in compliance with the terms of, all adequate licenses, certificates, permits and other authorizations (“Licenses”) issued by, and have made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Final Prospectus and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect.

(xxii) Termination of Contracts. Neither the Company nor any of the Controlled Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Controlled Entities or, to the best knowledge of the Company after due inquiry, by any other party to any such contract or agreement.

(xxiii) Absence of Labor Dispute; Compliance with Labor Law.  No labor dispute with the employees or third-party contractors of the Company or any of the Controlled Entities exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and the Controlled Entities that could have a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities are and have been in all times in compliance with all applicable labor laws and regulations, and no governmental investigation or proceedings with respect to labor law compliance exists or, to the best knowledge of the Company is imminent.

(xxiv) Possession of Intellectual Property. The Company and the Controlled Entities own or possess adequate rights to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Final Prospectus (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities; (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or the Controlled Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, any of the Controlled Entities in violation of the rights of any persons; (vii) the Company is unaware of any facts which it believes would form a reasonable basis for a successful challenge that any of the employees it currently employs are in or have ever been in material violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or the Controlled Entities, or actions undertaken by the employee while employed with the Company or the Controlled Entities; (viii) neither the Company nor any of the Controlled Entities are under an obligation to assign any of their rights in their patents and patent applications to a third party; (vix) the Company and the Controlled Entities are not in breach of, and have complied in all respects with all terms of, any license or other agreement relating to Intellectual Property Rights; and (viii) the business of the Company and the Controlled Entities are conducted in compliance with the applicable intellectual property laws and regulations in the PRC and all other applicable jurisdictions in all material respects.

(xxv) Environmental Laws.  Except as disclosed in the General Disclosure Package and the Final Prospectus, (a)(i) neither the Company nor any of the Controlled Entities is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of the Controlled Entities owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of the Controlled Entities is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of the Controlled Entities is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of the Controlled Entities is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and the Controlled Entities have received and are in compliance with all, and have no liability under any permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (vi) such as would not individually or in the aggregate have a Material Adverse Effect; (b) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; (c) to the knowledge of the Company, there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (d) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and the Controlled Entities, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, singly or in the aggregate, have a Material Adverse Effect.  For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxvi)  Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal and Selling Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible For Future Sale,” “Taxation”  and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxvii) Absence of Manipulation.  None of the Company, the Controlled Entities nor their respective affiliates, as such term is defined in Rule 501(b) under the Act, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(xxviii)  Operating and Other Company Data.  All operating and other Company data disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, including but not limited to, the number of students, the number of teaching staff, the number of directly operated kindergartens, the number of franchise kindergartens, the number of franchise play-and-learn centers, are true and accurate in all material respects.

(xxix)  Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(xxx)  Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package and the Final Prospectus, the Company, the Controlled Entities and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been no adverse change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxi) Litigation.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Controlled Entities or any of their respective properties that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(xxxii) Financial Statements.  The financial statements included in each Registration Statement and the General Disclosure Package and the Final Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in compliance as to form with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission and in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the other financial information included in each of the Registration Statement, the General Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and the Controlled Entities, accurately and fairly presented and was prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not included as required; and the Company and the Controlled Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxxiii) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the General Disclosure Package and the Final Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and the

Controlled Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the General Disclosure Package and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(xxxiv) No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Controlled Entities, (iv) neither the Company nor any of the Controlled Entities has (1) entered into or assumed any material transaction or agreement, (2) incurred, assumed or acquired any material liability or obligation, direct or contingent, (3) acquired or disposed of or agreed to acquire or dispose of any business or any other asset, or (4) agreed to take any of the foregoing actions and (v) neither the Company nor any of the Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(xxxv) Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(xxxvi)  Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxxviii)  PFIC Status.  The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.

(xxxix)  Payments in Foreign Currency.  Except as disclosed in the General Disclosure Package and the Final Prospectus, under current laws and regulations of the Cayman Islands and the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Shares may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands and the PRC and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands and the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands and the PRC or any political subdivision or taxing authority thereof or therein.

(xl) Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the General Disclosure Package and the Final Prospectus, each of the Company and the Controlled Entities has complied, and has taken all steps to ensure compliance by each of its shareholders, sponsors, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities

Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(xli) M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange on August 8, 2006, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Offer Shares and the American Depositary Shares, the listing and trading of the American Depositary Shares on the NYSE and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or an Optional Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(xlii) Absence of Unlawful Influence.  The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(xliii) Taxes.  (A) The Company and the Controlled Entities have paid all national, regional, local and other taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the General Disclosure Package and Final Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Controlled Entities or any of their respective properties or assets, except, in each case, for any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect. (B) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Controlled Entities as described in the General Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(xliv) Insurance.  Each of the Company and the Controlled Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any ofits Subsidiaries and Controlled Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xlv) Compliance with Anti-Corruption Laws. Neither the Company nor any of the Controlled Entities or their respective affiliates, nor any director, officer or employee, nor, to the best knowledge of the Company, any agent or representative of the Company or of any of the Controlled Entities or their respective affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company and the Controlled Entities and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xlvi) Compliance with Anti-Money Laundering Laws. The operations of the Company and the Controlled Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and the Controlled Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xlvii) Compliance with OFAC. (i) Neither the Company nor any of the Controlled Entities, nor any director, officer or employee thereof, nor, to the best knowledge of the Company, any agent, affiliate or representative of the Company or any of the Controlled Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)       the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)       located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria);

(ii) The Company represents and covenants that the Company and the Controlled Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, including the Controlled Entities:

(A)       to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; or

(B)       in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(iii) The Company represents and covenants that, for the past five years, the Company and the Controlled Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government was, the subject of Sanctions.

(xlviii) Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, any Additional Registration Statement or the most recent Statutory Prospectus or, in the case of documents, to be included as exhibits to the Registration Statement, that are not described and filed as required.

(xlix) Related Party Transactions.  No material relationships or material transactions, direct or indirect, exist between any of the Company or the Controlled Entities on the one hand and their respective shareholders, sponsors, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the General Disclosure Package and the Final Prospectus.

(xlx) Foreign Private Issuer.  The Company is a “foreign private issuer” within the meaning of Rule 405 of the Act.

(xlxi) Independence of Deloitte Touche Tohmatsu Certified Public Accountants LLP.  Deloitte Touche Tohmatsu Certified Public Accountants LLP (“Deloitte”), who has certified the financial statements filed with the Commission as part of the General Disclosure Package, the Final Prospectus and each Registration Statement, is an independent registered public accounting firm with respect to the Company and the Controlled Entities within the applicable rules and regulations adopted by the Commission and Public Company Accounting Oversight Board (United Sates) and as required by the Act.

(xlxii) Stamp Duty.  Except as disclosed in the General Disclosure Package and the Final Prospectus, under the laws and regulations of each of the jurisdictions in which the Company and the Controlled Entities are incorporated or organized, as applicable, or any political subdivision or taxing authority thereof or therein (each, a “Relevant Taxing Jurisdiction”), no transaction, stamp or other issuance, registration, transfer or withholding tax or duty is payable in any such jurisdiction by, or on behalf of, the Underwriters to any taxing authority in connection with (i) the issuance, sale and delivery of the Ordinary Shares represented by the Offered Shares by the Company, the issuance of the Offered Shares by the Depositary and the delivery of the Offered Shares to, or for the account of, the Underwriters; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters, of the Offered Shares to purchasers thereof; (iii) the deposit of the Ordinary Shares with the Depositary and the issuance and delivery of the ADR’s evidencing the Offered Shares; or (iv) the execution and delivery of this Agreement and the Deposit Agreement.

(xlxiii) No Unapproved Marketing Documents. The Company has not distributed and, prior to the later of any Closing Date and completion of the distribution of the Offered Shares, will not distribute any offering material in connection with the offering and sale of the Offering Shares other than any preliminary prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule C hereto.

(xlxiv) Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section 17 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 hereof.

(xlxv) No Immunity. None of the Company, or the Controlled Entities or any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and each of the subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement.

(xlxvi) Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands and PRC, provided that (i) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is not in respect of taxes, a fine or a penalty, and (D) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (ii) with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(xlxvii) Absence of Off-Balance Sheet Transactions.  Except as disclosed in the financial statements referred to in the above Section 2(xxv) and in the General Disclosure Package and the Final Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company or any of the Controlled Entities with unconsolidated entities or other persons.

(xlxviii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the General Disclosure Package and the Final Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlxix) FINRA Affiliations. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Controlled Entities or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the initial filing date of the Registration Statement.

(xlxx) Compliance with Foreign Laws. The Registration Statement, the Final Prospectus, the General Disclosure Package and any preliminary prospectus comply, and any amendments or supplements thereto will materially comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, the General Disclosure Package or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(xlxxi) Representation of Officers and/or Directors. Any certificate signed by any officer or director of the Company and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(b) Each Selling Shareholder severally and not jointly represents and warrants to the several Underwriters that, on the date hereof and on each Closing Date:

(i) Good Standing of such Selling Shareholder. Any such Selling Shareholder that is a corporation has been duly organized and is validly existing in its jurisdiction of formation.

(ii) Title to Shares.  Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Ordinary Shares underlying the Offered Shares to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Shares and the Ordinary Shares represented thereby to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Shares on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Shares to be delivered by such Selling Shareholder on such Closing Date.

(iii) Common Shares Freely Depositable. The Ordinary Shares represented by the Offered Shares to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing the ADSs; the ADSs, when issued and delivered against payment thereof, will be freely transferable by such Selling Shareholder to or for the accounts of the several Underwriters; and there are no restrictions on subsequent transfers of the ADSs under the laws of the Cayman Islands, the PRC or the United States, except as described in the General Disclosure Package and the Final Prospectus.

(iv)  Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by any Selling Shareholder for the consummation of the transactions contemplated by the Power of Attorney (as defined below), the Custody Agreement (as defined below) or this Agreement in connection with the offering and sale of the Offered Shares sold by the Selling Shareholders, except such as have been obtained and made under the Act and such as may be required under state securities laws;

(v) Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Power of Attorney (as defined below), the Custody Agreement (as defined below) and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any Selling Shareholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Shareholder or any of their properties or any agreement or instrument to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or to which any of the properties of any Selling Shareholder is subject, or the charter or by-laws of any Selling Shareholder that is a corporation or the constituent documents of any Selling Shareholder that is not a natural person or a corporation;

(vi) Custody Agreement.  Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement and the Custody Agreement signed by such Selling Shareholder and the Company,

as custodian (in such capacity, the “Custodian”), relating to the deposit of the Offered Shares to be sold by such Selling Shareholder (the “Custody Agreement”) in connection with the offer and sale of the Offered Shares contemplated herein and to perform its obligations under such agreements.

(vi) The power of attorney (“Power of Attorney”), appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Prospectus, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(vii) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure does not, and at the time of each sale of the Offered Shares in connection with the offering when the Final Prospectus is not yet available to prospective purchasers and at the Closing Date, the General Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the General Disclosure, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Final Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(b)(viii) shall apply only to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein.

(viii) No Registration Rights. Except as disclosed in the General Disclosure Package and Final Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.

(ix) No Pre-emptive Rights. Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the General Disclosure Package and Final Prospectus.

(x)  No Undisclosed Material Information.  The sale of the Offered Shares by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of the Controlled Entities that is not set forth the General Disclosure Package and the Final Prospectus.

(xi) Authorization of Agreements.  Each of this Agreement, the Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by each Selling Shareholder and constitute valid and legally binding obligations of each such Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xii) No FINRA Affiliations. Such Selling Shareholder has no affiliations or associations with any member of FINRA.

(xiii) Compliance with Sanctions. (i) Neither such Selling Shareholder nor any of its subsidiaries nor any director, officer, employee, or, to the best knowledge of such Selling Shareholder, its agent, affiliate or person acting on behalf of such Selling Shareholder, where applicable, is Person that is, or is owned or controlled by a Person that is:

(A)       the subject of any Sanctions, nor

(B)       located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria);

(ii) The Selling Shareholder represents and covenants that such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)       to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; or

(B)       in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(iii) The Selling Shareholder represents and covenants that, for the past five years, the Selling Shareholder has not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government was, the subject of Sanctions.

(xiv) Compliance with Anti-Money Laundering Laws. Neither such Selling Shareholder, its subsidiaries, nor any of its executive officers and directors, affiliates, supervisors, managers, employees and, to the best knowledge of such Selling Shareholder, its agents, where applicable, has violated, nor will such Selling Shareholder’s participation in the offering violate, any Anti-Money Laundering Laws. Such Selling Shareholder has instituted and maintains, where applicable, policies and procedures designed to ensure continued compliance with all applicable Anti-Money Laundering Laws. The Selling Shareholder and its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Shareholder, threatened.

(xv) Compliance with Anti-Corruption Laws. Neither the Selling Shareholder nor any of its subsidiaries or their respective affiliates, nor any director, officer or employee, nor, to the best knowledge of such Selling Shareholder, any agent or representative of the Selling Shareholder or of any of its subsidiaries or their respective affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Selling Shareholder and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xvi)  No Finder’s Fee.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xvii) Absence of Manipulation.  Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(xviii) Stamp Duty.  Except as disclosed in the General Disclosure Package and the Final Prospectus, no transaction, stamp or other issuance, registration, transfer or withholding tax or duty is payable in the Cayman Islands or the PRC by, or on behalf of, the Underwriters to any taxing authority in connection with (i) the sale and delivery of the Ordinary Shares represented by the Offered Shares by such Selling Shareholder, the issuance of the Offered Shares by the Depositary and the delivery of the Offered Shares to, or for the account of, the Underwriters; (ii) the purchase from such Selling Shareholder, and the initial sale and delivery by the Underwriters, of the Offered Shares to purchasers thereof; (iii) the deposit of the Ordinary Shares with the Depositary and the issuance and delivery of the ADR’s evidencing the Offered Shares; or (iv) the execution and delivery of this Agreement.

(xix) No Other Marketing Documents. Such Selling Shareholder has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares by the Selling Shareholders, including any free writing prospectus.

3.  Purchase, Sale and Delivery of Offered Shares. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Shareholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a purchase price of $[•] ADS, that number of Firm Shares set forth opposite the name of such Underwriter in Schedule B hereto (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions).

Executed transfer forms for the Ordinary Shares represented by the Offered Shares to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Company, as custodian (“Custodian”).  Each Selling Shareholder agrees that the Ordinary Shares represented by the transfer forms held in custody for the Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust.  If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Shares hereunder, such Offered Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Custodian will deliver the Firm Shares to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of the Depositary Trust Company (“DTC”) in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company for itself and the Custodian on behalf of the Selling Shareholders, as the case may be, at the office of [•], at [•] A.M., New York time, on [•], 2017, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule

15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Shares sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Shares at the purchase price per ADS to be paid for the Firm Shares. The Selling Shareholders agree to sell to the Underwriters the number of Optional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. Such Optional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name bears to the total number of Firm Shares (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Shares, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Shares is given. The Selling Shareholders will deliver the Optional Shares being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefore in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of [•].

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Shares for sale to the public as set forth in the Final Prospectus.

5.  Certain Agreements of the Company and the Selling Shareholders. (a) The Company agrees with the several Underwriters that:

(i)  Additional Filings.  Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Shares under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii)  Filing of Amendments: Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, the ADS Registration Statement, any Additional Registration Statement, any Exchange Act Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement, the ADS Registration Statement, any Exchange Act Registration

Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, any Exchange Act Registration Statement or the ADS Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv)  Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 60th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(v)  Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of each Registration Statement (six of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives requests. The Final Prospectus shall be so furnished on or prior to 5:00 P.M., New York time, on the second business day following the execution and delivery of this Agreement.  All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vi)  Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Shares for sale under the laws of such jurisdictions as the Representatives designates and will continue such qualifications in effect so long as required for the distribution.

(vii)  Reporting Requirements.  During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(viii)  Payment of Expenses.  The Company agrees with the several Underwriters that the Company will pay all expenses of the Company incident to the performance of the obligations of the Company under this Agreement, including but not limited to (A) any filing fees and other expenses (excluding, for the avoidance of doubt, fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Shares for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (B) subject to the second sentence of this paragraph, costs and expenses relating to investor presentations or any “road show” (as defined in Rule 433(h) under the Act) (a “road show”) in connection with the offering and sale of the Offered Shares including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, (C) fees and expenses incident to listing the Offered Shares on the New York Stock Exchange and other national and foreign exchanges, (D) fees and expenses in connection with the registration of the Offered Shares under the Exchange Act, (E) any transfer taxes on the sale by the Selling Shareholders of the Offered Shares to the Underwriters and (F) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. Notwithstanding the foregoing, the Representatives on behalf of the Underwriters will reimburse the Company for its expenses incurred in relation to the “road show” which occurred between September 14, 2017 and September 26, 2017 for up to three members of the management.

(ix) Use of Proceeds.  The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter; not to invest, or otherwise use the proceeds received by the Company from its sale of the American Depositary Shares in such a manner (i) as would require the Company or any of the Controlled Entities to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(x) Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares.

(xi)  Taxes.  The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Shares and on the execution and delivery of this Agreement and the Deposit Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(xii)   Restriction on Sale of Shares by Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares or American Depositary Shares or any securities convertible into or exchangeable or exercisable for any of its Ordinary Shares or American Depositary Shares (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee share options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(xiii)  Agreement to announce lock-up waiver.  If the Representatives, in their sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section [7(xii)] hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(xiv) Transfer Restrictions.  In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of six months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

[(xv) Payment of Expenses Related to Directed Share Program.  The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.]

(xvi) Compliance with Foreign Laws.  The company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(xvii) Compliance with Deposit Agreement. To comply with the terms of the Deposit Agreement so that the American Depositary Shares will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(xviii) Cayman Islands Matters. (i) The Company will not attempt to avoid any judgment obtained by it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xix) PRC Legal Compliance. The Company will comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(xx) Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Shares within the meaning of the Act and (b) completion of the Lock-up Period.

(xxi) Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the- Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(b) Each of the Selling Shareholders agrees, severally and not jointly, with the several Underwriters that:

(i) Each of the Selling Shareholders will not, during the Lock-Up Period, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by such Selling Shareholder or any other securities so owned convertible into or exercisable or exchangeable for the Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to the Shares or other securities of the Company acquired in open market transactions after the completion of this offering, (b) transfers of the Shares or any security convertible into the Shares as a bona fide gift, (c) distributions of the Shares or any security convertible into the Shares to limited partners or Shareholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), each donee or distributee shall sign and deliver to the Representatives a lock-up letter substantially in the form of the letter set forth as Exhibit A hereto, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Shares, provided that such plan does not provide for the transfer of the Shares during the Lock-up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Shares may be made under such plan during the Lock-up Period or (e) transfer of shares or the Shares or any security convertible into the Shares to any trust for the direct or indirect benefit of such Shareholder or the immediate family of the such Shareholder, provided that (i) the trustee of the trust or the transferred agrees to be bound in writing by the restrictions set forth herein, (ii) any such transfer shall not involve a disposition for value and (iii) no filing under the Exchange Act, reporting a reduction or increase in beneficial ownership of any class of Ordinary Shares or American Depositary Shares, shall be required or shall be voluntarily made during the Lock-up Period.

(ii) Each Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(iii) Prior to the Option Closing Date, the Selling Shareholders will deposit, or cause to be deposited on its behalf, Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement.

(iv) The Selling Shareholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares.

(v)   Each Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Shares and on the execution and delivery of this Agreement and the Deposit Agreement. All payments to be made by the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Selling Shareholders are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Shareholders shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

6.  Free Writing Prospectuses. The Company and Selling Shareholders represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company and each of the Selling Shareholders represent that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letter.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(b)  Effectiveness of Registration Statement.  The Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement have become effective on the date of this Agreement and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the Act or the Exchange Act, as the case may be, or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(c)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Shares; (ii) any downgrading in the rating of any securities of the Company or any of the Controlled Entities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)); (iii) any change in either U.S., or PRC or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, NASDAQ Global Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or PRC authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States, the PRC or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the PRC, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Shares or to enforce contracts for the sale of the Offered Shares.

(d)  Opinion of U.S. Counsel for the Company.  The Representatives shall have received an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company with respect to the Company and the Selling Shareholders, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(e)  Opinion of Cayman Islands Counsel for the Company.  The Representatives shall have received an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(f)  Opinion of PRC Counsel for the Company.  The Representatives shall have received an opinion of Commerce & Finance Law Offices, PRC counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(g)  Opinion of BVI Counsel for the Selling Shareholders.  The Representatives shall have received an opinion of Maples and Calder (Hong Kong) LLP, British Virgin Islands counsel for the Selling Shareholders, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion of U.S. Counsel for Underwriters.  The Representatives shall have received an opinion and negative assurance letter of Kirkland & Ellis International LLP, U.S. counsel for the Underwriters, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(i)  Opinion of PRC Counsel for the Underwriters.  The Representatives shall have received an opinion of Grandall Law Firm (Shanghai), PRC counsel for the Underwriters, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(j)  Opinion of Depositary’s Counsel.  The Representatives shall have received an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(k)  Officer’s Certificate.  The Representatives shall have received a certificate, dated such Closing Date, as the case may be, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the respective date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate; and (ii) and (ii) with respect to such other matters as the Representatives may reasonably require.

(l) Chief Financial Officer’s Certificate. The Representatives shall have received on such Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, in form and substance satisfactory to the Representatives.

(m) Selling Shareholder’s Certificate. The Representatives shall have received on such Closing Date, as the case may be, a certificate, dated such date and signed by the Selling Shareholders to the effect that the representations and warranties of the Selling Shareholders in this Agreement are true and correct.

(n)  Lock-Up Agreements.  On or prior to the date hereof, the Representatives shall have received lockup letters from each of the Company’s directors, executive officers and all of the Company’s existing shareholders, substantially in the form of Exhibit A hereto.

(o) Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement which shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Ordinary Shares and the issuance of the American Depositary Shares representing such Ordinary Shares in accordance with the Deposit Agreement.

(p) Depositary Certificate. The Depositary shall have furnished or caused to be furnished to the Representatives a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Ordinary Shares against issuance of the American Depositary Shares, the execution, issuance, countersignature and delivery of the American Depositary Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(q) Depositary Side Letter. The Company shall have entered into a side letter instructing the Depositary, for a period of 180 days after the date of the Prospectus, not to accept Ordinary Shares for deposit under the Deposit Agreement for the purpose of issuance of ADSs unless the Company has consented to such deposit.

(r) Listing. The American Depositary Shares representing the Ordinary Shares shall have been approved for listing on theNYSE, subject only to official notice of issuance.

(s) FINRA Objections. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(t) Requested Information. On such Closing Date, as the case may be, the Representatives and counsel for the Representatives shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package and the Final Prospectus, issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(u) Form W-9 / W-8. On or prior to the First Closing Date, the Representatives shall have received from the Custodian United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.  Indemnification and Contribution.  (a)(i)  Indemnification of Underwriters by Company and Certain Selling Shareholders. Each of the Company, Joy Year Limited and Noble Hero Holdings Limited, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company, Joy Year Limited and Noble Hero Holdings Limited will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided further, that the liability of each of Joy Year Limited and Noble Hero Holdings Limited under this Section 8(a) shall not exceed the net proceeds (after deducting underwriting discounts and commissions but excluding expenses) received by such Selling Shareholder from its sale of Offered Shares pursuant to this Agreement and that none of the Indemnified Parties shall be entitled to seek indemnification under this paragraph from Joy Year Limited and Noble Hero Holdings Limited unless both of the following conditions are met: (A) the Indemnified Party shall first have sought indemnity from the Company in writing and (B) the Company has not satisfied such request for indemnification in full within 30 days of written notification. Notwithstanding the foregoing, an Indemnified Party shall not be required to make an initial demand on the Company if the Company has filed for bankruptcy protection, announced that it is insolvent, received a going-concern qualification from its independent registered public accountant, or announced that there is considerable doubt that it will be able to continue as a going concern.

The Company agrees to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(ii) Each of the Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and the directors, officers and employees of such affiliate from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any General Disclosure Package, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, or the Final Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; but only with reference to information relating to such Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package, any issuer free writing prospectus or the Final Prospectus or any amendment or supplement thereto and provided, that, the liability of each Selling Shareholder under this Section 8(a) shall not exceed the net proceeds (after deducting underwriting discounts and commissions but excluding expenses) received by such Selling Shareholder from its sale of Offered Shares pursuant to this

Agreement.

(b)  Indemnification of Company and Selling Shareholders.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Shareholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, the ADS Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [•] paragraph and the addresses of the Representatives appearing in the [•] paragraph under the caption “Underwriting”.

(c)  Actions against Parties; Notification.  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought under subsection (a), (b) or (c) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8 (a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (A) no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter under this Agreement exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) no Selling Shareholder shall be required to contribute any amount in excess of the amount of gross proceeds after underwriting commissions and discounts, but before expenses, paid to the relevant Selling Shareholder from the sale of Offered Shares by it hereunder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Shares hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Shares that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Shares with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Selling Shareholders, and the Company for the purchase of such Offered Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Selling Shareholders, or the Company except as provided in Section 10  (provided that if such default occurs with respect to Optional Shares after the First Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, anySelling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Shares. If the purchase of the Offered Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Shares, and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Shares have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent and confirmed to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD and c/o Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Registration and Morgan Stanley & Co. International plc, c/o Morgan Stanley Asia Limited, 46/F, International Commerce Center, 1 Austin Road West, Kowloon, Hong Kong or, if sent to the Company, will be mailed, delivered or sent and confirmed to 4/F, No. 29 Building, Fangguyuan Section 1, Fangzhuang, Fengtai District, Beijing 100078, People’s Republic of China, Attention: Chief Financial Officer, or, if sent to the Selling Shareholders or any of them, will be mailed, delivered or sent and confirmed to the relevant address on Schedule A hereto; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective [personal representatives and] successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13.  Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by either Representative will be binding upon all the Underwriters.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Absence of Fiduciary Relationship.  The Company and the Selling Shareholders acknowledge and agree that:

(a)  No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Shares and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the Representatives, on the other,  has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company or the Selling Shareholders on other matters;

(b) Arms’ Length Negotiations.  The price of the Offered Shares set forth in this Agreement was established by Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose.  The Company and the Selling Shareholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d)  Waiver.  The Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling

Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

16.  Contractual recognition of bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Representatives, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)                                 the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Representatives to the Company under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Representatives or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)                                 the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 16:

“Bail-In Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Representatives.

17.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Law Debenture Corporate Services Inc., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company or any Selling Shareholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and such Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

RYB EDUCATION, INC.

By
Name:
Title:

[SELLING SHAREHOLDERS]

By
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters.

By CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By MORGAN STANLEY & CO. INTERNATIONAL PLC

By:
Name:
Title:

SCHEDULE A

Selling Shareholder	Number of Firm Shares to be Sold
[•]	[•]
[•]	[•]
[•]	[•]
Total	[•]

Selling Shareholder Addresses

JOY YEAR LIMITED

c/o 4/F, No. 29 Building, Fangguyuan Section 1, Fangzhuang

Fengtai District, Beijing 100078

People’s Republic of China

Attention: Chief Financial Officer

NOBLE HERO HOLDINGS LIMITED

c/o 4/F, No. 29 Building, Fangguyuan Section 1, Fangzhuang

Fengtai District, Beijing 100078

People’s Republic of China

Attention: Chief Financial Officer

ASCENDENT RAINBOW (CAYMAN) LIMITED

Suite 1609, 16/F, Jardine House, 1 Connaught Place, Central, Hong Kong

Attention: Justin Liu, Director

SCHEDULE B

Underwriter	Number of Firm Shares to be Purchased
Credit Suisse Securities (USA) LLC	[•]
Morgan Stanley & Co. International plc	[•]
[•]	[•]
[•]	[•]
Total	[•]

SCHEDULE C

1.              General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.  [•]

2.  [•]

2.              Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.  [•]

2.  [•]

Exhibit A

FORM OF LOCK-UP LETTER

, 2017

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010

United States

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Dear Ladies and Gentlemen:

The undersigned understands that Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. International plc, as representatives (each, a “Representative,” and collectively, the “Representatives”) of the several underwriters (the “Underwriters”) under the Underwriting Agreement, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with RYB Education, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives, of a certain number of American Depositary Shares (“American Depositary Shares”), representing Class A ordinary shares, par value US$0.001 per share, of the Company (the “Ordinary Shares”). The undersigned is a record or beneficial owner of American Depositary Shares, Ordinary Shares, or securities convertible into or exercisable or exchangeable for the American Depositary Shares or Ordinary Shares (collectively, “Shares”).

To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Lock-up Period”) relating to the Public Offering (the “Final Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (whether acquired before or after the date hereof) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Shares acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of the Shares acquired in such open market transactions, (b) transfers of Shares as a bona fide gift, (c) distributions of Shares to limited partners or Shareholders of the undersigned, or (d) transfers of any Shares to immediate family members, trusts or an entity beneficially owned and controlled by the undersigned, and for the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee, distributee or transferee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter and (ii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Restricted Period, (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares, provided that such plan does not provide for the transfer of Shares during the Lock-up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Shares may be made under such plan during the Lock-up Period, (f) any transfer of Ordinary Shares or Class B ordinary shares, par value US$0.001 per share, by RYB Education Limited to holders of the exchangeable notes issued by RYB Education Limited as disclosed in the section under the caption of “Principal and Selling Shareholders—Exchangeable Note Transactions by RYB Education Limited” of the Final Prospectus, provided that each transferee of Ordinary Shares or Class B ordinary shares has signed a lock-up letter substantially in the form of this letter or (g) any sale of the Shares by the Company or any selling shareholder to the Underwriters contemplated under the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any Shares. The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares unless such transfer is in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, one of the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives on behalf of the Underwriters.

Notwithstanding anything herein to the contrary, if (i) the Public Offering has not occurred on or prior to December 31, 2017, (ii) the Company files an application to withdraw, and the SEC consents to the withdrawal of, the F-1 Registration Statement or (iii) subsequent to signing the Underwriting Agreement, the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the Securities to be sold thereunder, then, this letter agreement shall terminate and be of no further force or effect.

This letter is governed by, and to be construed in accordance with, the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

(Name)

(Address)

Exhibit B1

FORM OF WAIVER OF LOCK-UP

, 2017

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by RYB Education, Inc. (the “Company”) of [•] Class A ordinary shares, par value US$0.001 per share, of the Company in the form of [•] American depositary shares, and the lock-up letter dated        , 2017 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated         , 2017, with respect to [•] ordinary shares (the “Shares”).

The undersigned hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [•]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

[•]

Acting severally on behalf of themselves and the several Underwriters named in Schedule B hereto

By:
Name:
Title:

cc: Company

1  Insert if the undersigned is an executive officer or director of the Company.

Exhibit C

FORM OF PRESS RELEASE

RYB Education, Inc.

[Date]

RYB Education, Inc. (the “Company”) announced today that Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. International plc, the lead book-running managers in the Company’s recent public sale of         American Depositary Shares, each representing        Class A ordinary shares is [waiving] [releasing] a lock-up restriction with respect to       Class A ordinary shares of the Company held by [certain officers or directors] [an officer or director] of the Company.   The [waiver] [release] will take effect on    , 20  , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.